SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated June 2, 2008 (“Closing Date”), is made by Howard Ullman, a natural person (“Seller”), and Stewart Wallach, a natural person (“Buyer”).  Seller and Buyer may hereinafter also be referred to individually as a “party” or collectively as the “parties.” This Agreement memorializes and  includes a May 23, 2008 consent by the Buyer to cancel 74,666,667 shares of CHDT Common Stock, $0.0001 par value, under a nonqualified stock option granted to the Buyer.

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement,  and pursuant to Section 4(2) of the Securities Act (as defined below), the Seller desires to sell to Buyer, and Buyer desires to purchase from the Seller, certain shares of the Common Stock, $0.0001 par value per share, (“Common Stock”) and Series B Convertible Preferred Stock, $0.10 par value per share, (“Series B Stock”) of CHDT Corporation, a Florida corporation (“CHDT” or “Company”) with its shares of Common Stock quoted on OTC Bulletin Board under the trading symbol “CHDO.OB,” that are beneficially owned by the Seller; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Buyer has agreed to cancel his non-qualified stock option for the purchase of 74,666,667 shares of Common Stock for an exercise price of $0.029 per share; and

WHEREAS, the Company is not a party to and did not arrange or facilitate this Agreement, but the Company’s Board of Directors and its Compensation Committee and Audit Committee have reviewed this Agreement and none of  those entities have any objections to the transactions contemplated herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I. DEFINITIONS

1.1   Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the follow meaning(s):

“Action” means any action, claim, suit, inquiry, notice of violation, proceeding (including, without limitation, any investigation or partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the parties or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“B Shares” means 939,000 shares of Series B Stock beneficially owned by the Seller and issuable to Buyer by Seller, subject to the terms and conditions of this Agreement.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of  Florida are authorized or required by law or other governmental action to close.

“Closing” means the exchange of  the signed originals of this Agreement by the parties and the exchange of all payments, documents, instruments and certificates required hereunder in accordance with and when required by this Agreement.

Closing Date” mean June 2, 2008, or such other date as the parties may agree.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified, converted or exchanged.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, or (iii) an adverse impairment to a party’s ability to perform on a timely basis its obligations under any Transaction Document.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the U.S. Securities and Exchange Commission (“SEC” or “Commission”) pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means 35 million shares of Common Stock being purchased under this Agreement by Buyer from Seller, Seller, subject to the terms and conditions of this Agreement.

“Short Sales” has the meaning set forth in Section 3.2(f).

“Subsidiary” means any “significant subsidiary” (as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act) of the Company.

 “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, any of the NASDAQ markets or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed or quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC or http://www.otcbb.com, or any similar organization or agency succeeding to its functions of reporting prices; provided, that in the event that the Common Stock is not listed or quoted, then Trading Day shall mean a Business Day.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II. PURCHASE AND SALE

2.1   Closing.  (a) Pursuant to the provisions of this Agreement, the Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, all of the B Shares and all of the Shares and to do so on the Closing Date, at the following per share purchase price:

$0.0025 per share for the Shares and $0.165 per share for the B Shares, or an aggregate purchase price for all Shares and B Shares being TWO HUNDRED FORTY TWO THOUSAND AND FOUR HUNDRED THIRTY FIVE DOLLARS AND NO CENTS ($242,435.00) (“Purchase Price”),

subject to the conditions set forth herein and payable as set forth in Section 2.1(b) below.  The Closing shall take place at the offices of CHDT, 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442, at 1:00 p.m. (Miami time) on the Closing Date or at such other location or time as the parties may agree.

(b)   Payment of Purchase Price.  The Buyer shall pay the Purchase Price for the Shares and B Shares by executing and issuing a promissory note (“Note”) to the Seller in the principal amount of the Purchase Price and bearing interest at five percent (5%) per annum. The term of the Note shall be five (5) years and the principal and interest accrued thereon shall be due and payable in five (5) equal installments of principal and interest accrued thereon with the first installment being due and payable on June 2, 2009 and each subsequent installment due on the annual anniversary of the date of the Note (that being, June 2, 2008); provided, however, that the Buyer may prepay the principal and/or interest accrued thereon in whole or in part at any time or from time to time, at Buyer’s sole discretion, without penalty or charge.  Buyer may also pay the principal and accrued interest thereon under the Note with the B Shares and Shares or other equity securities of CHDT, which Shares or equity securities will be valued at a per purchase price to be determined by the Compensation Committee of the Company at the time of the tender of such Shares or equity securities as payment of the Note’s principal and/or interest accrued thereon. A signed original of the Note shall be deposited with the Company.  The Note shall be secured by the Shares. Buyer shall execute and record all instruments, filings and documents that are reasonably necessary, as determined by the Seller in his sole but commercially reasonable discretion, to properly secure the Seller’s interest in the Shares.  The form of the Note shall be satisfactory to the Seller in his sole but commercially reasonable discretion.

(c)   Costs.  The parties agree that Exhibit One hereto sets forth their agreement on the obligation of the parties with respect to any costs or expenses, including taxes,  for the sale of the Shares and B Shares hereunder and the recording of the secured interest created by the Note in favor of the Buyer.  Exhibit One hereto is hereby incorporated herein by reference.

2.2   Closing Deliveries.  (a)  Sale.  At the Closing, the Seller shall deliver or cause to be delivered to Buyer a stock certificate evidencing the Shares and a stock certificate evidencing the B Shares – all to be delivered to the Buyer by the Seller at the Closing along with written and signed instructions to the CHDT’s stock transfer agent to issue a new stock certificate to the Buyer in the amount of the Shares and B Shares with appropriate restrictive legends on the reverse side of said new stock certificates.  Any shares of Common Stock and any shares of Series B Convertible Preferred Stock, $0.10 par value per share, as the case may be,  evidenced by the stock certificates tendered by the Seller to the Buyer at the Closing that are in excess of the number of the Shares and/or B Shares purchased hereunder shall be evidenced by a new stock certificate(s) issued to the Seller by the CHDT stock transfer agent and said new Seller stock certificate(s) shall have appropriate restrictive legends on the reverse side of said new stock certificate(s). Seller shall sign and deliver at the Closing any and all other documents, agreements and instruments reasonably required to transfer good and marketable title to the Shares to the Buyer.

(b)   Purchase Price and Option Termination.  At the Closing, the Buyer shall deliver: (i) to the Seller and CHDT a written termination of that portion of non-qualified stock options issued to the Buyer by CHDT representing 74,666,667 shares of Common Stock; and (ii) the Note, duly signed, witnessed and sealed. Buyer shall take all actions and execute all instruments that are reasonably necessary to cause the termination of said non-qualified stock options for 74,666,667 shares of Common Stock and to pay the Purchase Price to the Seller by the tender of the signed and sealed Note to the Seller, subject to the conditions to such actions that are expressly set forth herein. Buyer shall also surrender to the Company at the Closing the signed non-qualified stock option agreement covering the 74,666,667 shares of Common Stock. The Company shall deliver to the Buyer a new stock option agreement evidencing the Buyer’s right to purchase those shares of Common Stock in excess of the terminated 74,666,667 option shares and represented in the Buyer’s existing stock option agreement, that being 27,733,333 and to do so on the same terms as the original stock option agreement, subject to any adjustments required by applicable laws and regulations.

2.2   Termination.  The following conditions precedent must be satisfied on or before the Closing Date, or waived in writing by the party who is not required to perform the action in question or deliver the agreement or document or instrument in question, before the parties shall be obligated to consummate and close any transactions and actions required by this Agreement.  Either party may unilaterally terminate this Agreement upon prior written notice to the other party, if and only if (i) the other party fails to deliver the documents and/or instruments required to be delivered herein, or take all actions required to be taken herein, as of the Closing Date; (ii) the parties have not received, reviewed and approved the report of CHDT’s public auditors on the reporting and financial impact of the cancellation of the 74,666,667 option shares of Buyer, on or before the Closing Date; (iii) the parties do not reach agreement on the Share Purchase Price on or before the Closing Date; (iv)  any party is not ready to close the transactions contemplated herein on the Closing Date; (v) one party has intentionally misled the other party in respect of any fact that is material to the decision of a rational person in respect of the stock sale and stock option termination contemplated herein; or (vi) the actions or transactions contemplated herein are prohibited or barred by any applicable laws or regulations or by court or agency order.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties.  (a) In order to induce the Buyer to enter into this Agreement, the Seller hereby makes the following representations and warranties to the Buyer:

(i) Authority. The Seller is the beneficial and record owner of the Shares and has the legal authority to enter into and consummate this Agreement and to transfer good and marketable title to the Shares to the Buyer at the Closing, subject to the restrictions imposed by Rule 144 of the Securities Act on such Shares; and
(ii) Status. Seller is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act.   Seller is not a registered broker-dealer under Section 15 of the Exchange Act.  Seller is also a “sophisticated” investor in respect of CHDT securities; and
(iii)    Certain Trading Activities.  Seller has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Seller, engaged in any trading in any securities of the Company (including, without limitations, any “Short Sales” (defined below) involving the Company’s securities) during the 20 Trading Days prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company.  For purposes of this Section, “Short Sales” include, without limitation, all “short sales” as defined in Rule 3b-3 of the Exchange Act and include all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers having the effect of hedging the securities or investment made under this Agreement.  As of the Closing Date, Seller shall have no open short position in the Common Stock, and covenants that neither he nor any Person acting on his behalf or pursuant to any understanding with him will engage in any Short Sales prior to the public disclosure of the material terms of this transaction by the Company.  Further, Seller is solely responsible for timely filings of all reports required to be made by him personally with the SEC as a result of the transactions herein and neither the Buyer nor any third party has any liability or responsibility for such filings; and

(iv) General Solicitation.  Seller is not selling the Shares or B Shares as a result of any advertisement, article, notice or other communication regarding the Shares or B Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement; and
(v) Access to Information.  Seller is a former officer and current director of the Company, who is active in the management of the Company, and, as such, has access to information about the Company and its current business and financial conditions and future prospects; and
(vi)   Independent Investment Decision.  Seller has independently evaluated the merits of his decision to sell the Shares and B Shares pursuant to this Agreement, and Seller confirms that he has not relied on the advice of the Buyer or CHDT or any CHDT officer, director, attorney or agent in reaching that decision.

(b) In order to induce the Seller to enter into this Agreement, the Buyer hereby makes the following representations and warranties to the Seller:

(i)   Authority. The Buyer is the beneficial and record owner of the non-qualified stock option representing the right to purchase 102,400,000 whole shares of Common Stock at $0.029 per share (exercise price) and Buyer has the legal authority to unilaterally and without the consent of any third party to enter into and consummate this Agreement and cancel said stock option in the amount of 74,666,667 option shares of Common Stock; and
(ii) Status. Buyer is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Buyer is not a registered broker-dealer under Section 15 of the Exchange Act. Buyer is also a “sophisticated” investor in respect of CHDT securities; and
(iii) Certain Trading Activities.  Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any trading in any securities of the Company (including, without limitations, any Short Sales (as defined in Section 3.1(a)(iii) above) involving the Company’s securities) during the 20 Trading Days prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company.  As of the Closing Date, Buyer shall have no open short position in the Common Stock, and covenants that neither he nor any Person acting on his behalf or pursuant to any understanding with him will engage in any Short Sales prior to the public disclosure of the material terms of this transaction by the Company. Further, Buyer is solely responsible for timely filings of all reports required to be made by him personally with the SEC as a result of the transactions herein and neither the Seller nor any third party has any liability or responsibility for such filings; and
(iv) General Solicitation.  Buyer is not buying the Shares or B Shares as a result of any advertisement, article, notice or other communication regarding the Shares or B Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement; and
(v) Access to Information.   Buyer is an officer and director of the Company and, as such, has access to information about the Company and its current business and financial conditions and future prospects;  and
(vi)   Independent Investment Decision.  Buyer has independently evaluated the merits of his decision to buy the Shares or the B Shares pursuant to this Agreement, and Buyer confirms that he has not relied on the advice of the Seller or CHDT or any CHDT officer, director, attorney or agent in reaching that decision.  Buyer is acquiring the Shares of investment purposes only and not with intent to redistribute or sell the Shares or B Shares to a third party.

(c)  Publicity and Form 8-K.  By 5:00 p.m. (Miami time) on the Closing Date, the parties shall cause the Company to issue a press release in a form approved by the parties and Company directors disclosing the transactions contemplated herein and to file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents).

ARTICLE IV.  OTHER AGREEMENTS OF THE PARTIES

4.1   Shares and B Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer, pledge or encumbrance of the Shares other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

4.2     Certificates evidencing the Shares and B Shares will contain the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.3  Indemnification.  Each party hereby indemnifies and holds harmless the other party from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that the other party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the indemnifying party in any Transaction Document.  In addition to the indemnity contained herein, the indemnifying party shall reimburse the other party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSINGS

5.1   Conditions Precedent to the Obligations. In addition to the conditions precedent set forth in Section 2.2 above, the obligation of each party to consummate this Agreement is subject to the satisfaction or waiver at or before such Closing of each of the following conditions:

(a)   Representations and Warranties.  The representations and warranties of the other party contained in the Transaction Documents shall be true and correct in all material respects as of the date when made and as of such Closing as though made on and as of such dates;

(b)   Performance.  The other party shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to such Closing;

(c)   No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)   Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e)   No Suspensions of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the SEC on any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading or quoted on a Trading Market;

(f)    Deliverables.  The other party has delivered at the Closing all documents, instruments, agreements and signatures required hereunder.

ARTICLE VI. MISCELLANEOUS

6.1    Entire Agreement.  The Transaction Documents, together with all of the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.2   Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (Miami time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (Miami time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

TO:  HOWARD ULLMAN AND STEWART WALLACH
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442

6.3   Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the parties.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4   Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.5   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  A party may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

6.6  No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties and their respective successors and permitted assigns and is not for the benefit of, or be enforced by, any other Person.

6.7   Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof.  Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party or its respective Affiliates, employees or agents) shall be commenced exclusively in the courts for Broward County, Florida.  Each party hereby irrevocably submits to the exclusive jurisdiction of the Broward County, Florida Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that he is not personally subject to the jurisdiction of any such Broward County, Florida Court, or that such Action has been commenced in an improper or inconvenient forum.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to him under Section 6.2 of this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each party understands the consequences of such waiver.  If either party shall commence an Action to enforce any provisions of a Transaction Document, then the prevailing party in such Action shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

6.8   Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares and B Shares for three (3) years after the Closing Date.

6.9         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11        Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever a party exercises a right, election, demand or option under a Transaction Document and the other party does not timely perform its related obligations within the periods therein provided, then such party exercising such right, election demand or option may rescind or withdraw, in its sole discretion from time to time upon written notice to the other party, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.12         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.13      Agreement on Drafting.  The parties have authorized Paul W. Richter of PW Richter, plc, (“Firm”) to draft this Agreement on their behalf.  The parties agree that Mr. Richter’s and the Firm’s role in drafting this Agreement are merely that of a draftsman and neither Mr. Richter nor the Firm represents either party as legal counsel in respect of this Agreement or any transactions contemplated herein.  As such, neither Mr. Richter nor the Firm has acted as an advocate for, or sought to protect or promote the interests of, either party.  Each party has been advised by Paul W. Richter and the Firm to seek their own legal counsel to review this Agreement and the other Transaction Documents.  Neither Paul W. Richter nor Firm has provided any legal, financial or tax advice to either party in connection with this Agreement or any Transaction Documents or any transactions contemplated in any Transaction Documents.

IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOWARD ULLMAN

Signature:_/s/________________

Witness Name: Gerry McClinton
Witness Signature:_/s/_________

Date: 06/02/08

STEWART WALLACH
Signature:_/s/________________

Witness Name: Gerry McClinton
Witness Signature:_/s/_________

Date:_06/02/08_______________